UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

CEO and CFO Transitions

Effective May 31, 2018, Quantum Corporation (“Quantum” or the “Company”) appointed J. Michael Dodson as interim Chief Executive Officer (“CEO”), replacing Patrick Dennis, who resigned from the Company as CEO and as a director effective May 25, 2018. Mr. Dodson was also appointed Senior Vice President, Chief Financial Officer, replacing Fuad Ahmad, who departed the Company effective May 30, 2018.

From August 2017 to May 2018, Mr. Dodson, 57, served as the Chief Financial Officer of Greenwave Systems. Prior to joining Greenwave Systems, Mr. Dodson served as the Chief Operating Officer and Chief Financial Officer at Mattson Technology, Inc. from 2012 to 2017. He joined Mattson as Executive Vice President, Chief Financial Officer and Secretary in 2011. Prior to joining Mattson, Mr. Dodson served as Senior Vice President and Chief Financial Officer at DDi Corp., a provider of printed circuit board engineering and manufacturing services. Before joining DDi Corp., Mr. Dodson served as the CFO for three global public technology companies and Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young. He holds a B.B.A. degree from the University of Wisconsin-Madison and, since July 2013, has served on the Board of Directors of Sigma Designs, Inc., a publicly-traded provider of system-on-chip solutions, including as Lead Independent Director since January 2014.

Employment Arrangement

In connection with his employment as interim CEO, and Senior Vice President, Chief Financial Officer, Mr. Dodson entered into an offer letter (the “Offer Letter”) with the Company providing for the following terms:

Base salary: $400,000

Bonus Opportunity: Mr. Dodson will be eligible to participate in the Company’s annual incentive plan on terms determined by the Leadership and Compensation Committee of the Board, with a target bonus of 50% of his annual base salary.

Equity awards:

Restricted stock units (“RSUs”): Mr. Dodson will be granted RSUs covering 125,000 shares of the Company’s common stock, which will vest in equal annual installments on the first, second and third anniversary of the grant date, subject to Mr. Dodson’s continued service with the Company and otherwise subject to the Company’s 2012 Long-Term Incentive Plan (“2012 Plan”). In addition, Mr. Dodson will be granted RSUs covering $50,000 worth of shares of the Company’s common stock (valued at the closing price of the Company’s Common Stock on May 30, 2018), which will fully vest on the first anniversary of the grant date, subject to Mr. Dodson’s continued service with the Company and otherwise subject to the 2012 Plan.

Performance Units (“PSUs”): In addition to the RSU awards, Mr. Dodson will be granted PSUs covering a maximum of 125,000 shares of the Company’s common stock. The PSUs will vest based on achievement of performance metrics to be determined and approved by the Board. The PSUs will be granted pursuant to the 2012 Plan and subject to the terms of an award agreement to be entered into.

The RSU awards and the PSU award will be made effective as of the first business day on which the Company becomes current with respect to its filings under the Securities Exchange Act of 1934, as amended. If the Company experiences a Change of Control (as defined in the 2012 Plan) prior to the grant of such awards and Mr. Dodson remains a Service Provider (as defined under the 2012 Plan), the Company will provide the economic equivalent of such awards as if the grants were made immediately prior to the Change of Control.

Change of Control: Mr. Dodson has entered into a Change of Control Agreement with the Company (the “Change of Control Agreement”) on substantially the same terms as the Company’s other executive officers, under which, if a Change of Control of the Company occurs and within 12 months following the Change of Control, Mr. Dodson’s employment with the Company ends as a result of an Involuntary Termination (as each such term is defined in the Change of Control Agreement), the Company will provide to Mr. Dodson the following severance payments and benefits:

•	a lump sum cash payment equal to twelve (12) months of his then-annual base salary and target bonus,

•	100% accelerated vesting of his then-outstanding equity awards, and

•	Reimbursement of premiums for twelve (12) months continued COBRA coverage for Mr. Dodson and his eligible dependents (or such earlier date that Mr. Dodson is no longer eligible for COBRA), subject to the terms set forth in the Change of Control Agreement.

The severance payments are subject to Mr. Dodson entering into and not revoking a release agreement in substantially the form attached to the Change of Control Agreement following his termination.

Other Terms: The Offer Letter further provides that the Company will: i) reimburse Mr. Dodson for the cost of monthly premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, if he elects continuation coverage for the group health plans covering him and his eligible dependents in place immediately prior to separation from his previous employer on the conditions specified therein for up to seven months; and ii) provide Mr. Dodson with an apartment in the Bellevue, Washington area.

There are no arrangements or understandings between Mr. Dodson and any other persons pursuant to which he was selected as interim Chief Executive Officer. There are no family relationships between Mr. Dodson and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Offer Letter, Change of Control Agreement and Press Release announcing Mr. Dodson’s appointment and the other matters described herein are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Quantum and J. Michael Dodson, dated May 29, 2018

10.2	Change of Control Agreement between Quantum and J. Michael Dodson, dated May 29, 2018

99.1	Quantum Press Release dated May 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: May 30, 2018